EXHIBIT 10.1

SEVERANCE, RELEASE AND RESTRICTIVE COVENANTS AGREEMENT

THIS RELEASE AND RESTRICTIVE COVENANTS AGREEMENT (“Agreement”) is made and entered into on this 7th day of February, 2005, by and between John Douglas Whisenant (“Employee”) and The Williams Companies, Inc. (“Company”).

WHEREAS, Company and Employee have agreed that Employee’s employment will be terminated effective February 7, 2005; and

WHEREAS, Employee may or may not have claims related to his employment or the termination of his employment with the Company for which Employee may or may not claim certain entitlements; and

WHEREAS, the Company or its subsidiaries or affiliates are engaged in business interests related to natural gas transportation; and

WHEREAS, the Employee’s association with Company and its subsidiaries and affiliates has given him access to and familiarity with confidential information of Company and its subsidiaries and affiliates related to such business interests; and

WHEREAS, Employee acknowledges that the business and services of Company and its subsidiaries and affiliates are highly specialized and that it is essential for the proper protection of their businesses that Employee be restrained from unfairly competing with the business interests with which he has been involved or from disclosing their confidential information; and

WHEREAS, the parties wish to resolve all issues between them by mutual agreement and therefore enter into the following Agreement.

NOW, THEREFORE, in consideration of the releases, agreements and payments made herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Company and Employee agree as follows:

1. Severance Payment It is the intention of Company and Employee by this Agreement to release Company from any and all liability of any nature whatsoever; accordingly, seven days after counsel for Company receives the fully executed original of this Agreement, Company will pay to Employee a severance payment of EIGHT HUNDRED FIFTY THOUSAND and no/100 DOLLARS ($850,000.00) less deductions required by law.

2. Release In consideration of this payment, Employee, for himself, his attorneys, and his heirs, executors, administrators, successors and assigns, does hereby fully, finally and forever release and discharge Company and its parent company, subsidiaries, affiliates, predecessors, successors and assigns and their respective officers, directors, employees, representatives, agents and fiduciaries, de facto or de jure (“Released Parties”) of and from any and all charges, claims, actions (in law or in equity), suits, demands, losses, expenses, damages, debts, liabilities, obligations, disputes, proceedings, or any other manner of liability (known or unknown) including without limitation those arising from, in whole or in part, the employment relationship between Company and Employee or the termination thereof which exist, or have heretofore accrued, fixed or contingent, known or unknown, including without limitation any claims arising under 42 U.S.C. § 1981, 42 U.S.C. § 1983, 42 U.S.C. § 1985, 42 U.S.C. § 1986, the Equal Pay Act, 29 U.S.C. § 206(d), the National Labor Relations Act, as amended, 29 U.S.C. § 160, et seq., the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq., the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), 29 U.S.C. § 1001, et seq., the Age Discrimination in Employment Act, 42 U.S.C. § 601, et seq., Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000e, et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., and claims of wrongful discharge, defamation, infliction of emotional distress, termination in violation of public policy, retaliatory discharge, including those based on workers’ compensation retaliation under state statutes, discrimination on the basis of handicap, or claims arising under any federal or state statute or common law. This Agreement does not release or discharge any claim or rights which might arise out of the actions of Company after the date Employee signs this Agreement.

3. Confidentiality/Company Property/Restrictive Covenants In further consideration of the payment provided in Section 1 herein, Employee agrees as follows:

(a) Confidentiality/Company Property Employee acknowledges his continuing obligations to maintain confidentiality of Released Parties confidential and proprietary information, and he shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Released Parties any confidential information regarding the employees, business methods, business strategies and plans, policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by the Released Parties, or any other confidential information relating to or dealing with the business operations, employees or activities of Released Parties, made known to Employee or learned or acquired by Employee while in the employ of Company or any of its subsidiaries or affiliates.

Provided, this restriction shall not apply if the information has been previously released by Company or if Employee has obtained advance, written consent signed by the Chairman President – CEO of The Williams Companies, Inc. to release the same.

Employee agrees that no later than the execution of this Agreement, he will return to Company all property of Company and its subsidiaries or affiliates in any form in his possession or control, directly or indirectly, including but not limited to cell phones, personal computers, computer disks, credit cards, security access cards, vehicle, graphs, charges, photographs, books, manuals and presentations, all other documents and recordings whether in written, electronic or other form. Employee represents and agrees that he has not directly or indirectly retained copies of any of the same in any form.

(b) Non-Compete For a two year period following Employee’s termination of employment, and, absent prior written consent of the Chairman President – CEO of The Williams Companies, Inc., Employee shall not engage in the same activities he performed for Company, or its subsidiaries or affiliates for himself or as a principal, partner, director, officer, agent, employee, consultant or otherwise in any business which is involved in business activities which are the same as or similar to and in competition with business activities of Company or its subsidiaries or affiliates.

(c) Employee acknowledges that the restrictions contained in the foregoing subparagraphs (a) and (b), in view of the nature of the business in which Company is engaged and the nature of the services provided by Employee, are reasonable and necessary in order to protect the legitimate interest of Company, and that any violation thereof would result in irreparable injuries to Company, and Employee therefore acknowledges that, in the event of his violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

4. Nondisparagement The Company agrees not to disparage Employee and Employee agrees not to disparage the Company or the Company’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to the Parties or their business, business reputation or personal reputation; provided that Employee and the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process or as necessary to enforce this Agreement.

5. Employee’s Covenants By signing this Agreement, Employee covenants, agrees, represents and warrants that:

(a) Upon reasonable request of Company, Employee shall consult with Company in the orderly transition of business matters in which Employee participated during his employment with Company and/or with respect to any litigation, legal proceedings or other disputes arising in connection with such business matters, including, but not limited to, matters with respect to Company’s response to inquiries initiated by governmental entities or other third parties and defense of certain lawsuits against Company and such other matters as shall be reasonably requested from time to time by Company’s General Counsel.

(b) He has not filed and will not in the future file any lawsuits, complaints, petitions or accusatory pleadings against any of the Released Parties with any governmental agency or in any court, based upon, arising out of or in any way related to any event or events occurring prior to the signing of this Agreement, including, without limitation, his employment with any of the Released Parties or the termination thereof.

(c) This Agreement specifically includes, without limitation, all claims asserted by or on behalf of Employee against any of the Released Parties, together with all claims which might have been asserted by or on behalf of Employee in any suit, claim (known or unknown), charge or grievance against any of the Released Parties for or on account of any matter or things whatsoever up to and including the date Employee signs this Agreement;

(d) Employee represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein and acknowledges that this Agreement shall be binding upon Employee and upon his heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the Released Parties and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns.

(e) Employee waives all rights to recovery for any damages or compensation awarded as a result of any suit or proceeding by any third party or governmental agency on Employee’s behalf related to claims released in Section 2 herein;

(f) Employee shall keep confidential the existence of this Agreement, its terms, contents, conditions, proceedings and negotiations, he will make no statements or representations relating thereto, except to his attorney or tax advisor, his spouse or as may be required by law, and this paragraph 5(f) is a separate agreement, the breach of which will constitute a material breach of this Agreement. Provided, Employee is not restricted hereunder from revealing the existence and parameters of the Restrictive Covenants of Section 3 to any future employer or potential future employer.

(g) Employee does not now, and agrees that he will not in the future, seek re-employment with or by any of the Released Parties unless specifically requested by one of the Released Parties to work for it (other than as an independent contractor). Employee acknowledges and understands that he is not now and will not ever in the future be eligible for such employment, unless otherwise requested as aforementioned, and he agrees that such ineligibility is fair and just under all of the relevant facts and circumstances.

6. No Admission of Liability Notwithstanding the provisions of this Agreement and the payments to be made by Company to Employee hereunder, Company does not admit any manner of liability to Employee but has entered into this Agreement as a means of settling any and all disputes between Company and Employee.

7. Independent Advice Employee has been encouraged to seek independent legal and tax advice concerning the provisions of this Agreement in general and, after such advice and consultation, Employee has freely and knowingly entered into this Agreement. Employee acknowledges, understands and affirms that:

(a) This Agreement is a binding legal document; and

(b) Employee voluntarily signs and enters into this Agreement without reservation after having given the matter full and careful consideration.

(c) Employee acknowledges that he has been provided with the opportunity of at least twenty-one (21) days in which to consider this Agreement and that he has been advised to consult with an attorney before signing this Agreement. If Employee elects to take less that twenty-one days to consider this Agreement, he does so knowingly, willingly and on advice of counsel, with full understanding that he is waiving a statutory right to take the full twenty-one days. Employee warrants that after careful review and study of this Agreement, he understands that the terms set forth herein are those actually agreed upon. Further, Employee acknowledges and understands that he has seven (7) days from his execution of this Agreement to revoke or rescind it and that after the expiration of such seven (7) day period this Agreement is effective and enforceable and may not be revoked.

8. Indemnity Except in the event of negligence or mistake solely attributable to Company, Employee agrees to indemnify, save, defend and protect Company from and against any and all claims, assessments or reallocations which may be attempted or made by the Internal Revenue Service in respect of the allocation of the payment made hereunder and agrees to pay to Company any assessed taxes for FICA, FUTA, unemployment compensation or other tax or assessment, including any penalties associated therewith.

Subject to Article VIII of the By-Laws of The Williams Companies, Inc. and/or the terms of any applicable insurance policies and/or employee benefit plans, Company will defend and indemnify Employee with regard to claims brought against Employee by third parties and arising from actions taken by Employee in his capacity as an officer and agent of Company. Employee’s release of claims herein does not include any claims against Company for indemnification pursuant to such By-Laws and/or the terms of any applicable insurance policies and/or employee benefit plans.

9. No Release of Vested Benefit Employee does not, by this Agreement, release or discharge any right to any vested, deferred benefit in any qualified employee benefit plan which provides for retirement, pension, savings, thrift and/or employee stock ownership, as such terms are used under ERISA, maintained by any of the Released Parties which employed Employee. Provided, Employee agrees that he is not entitled to any other severance payment or compensation except as set forth in Section 1 herein.

10. Entire Agreement; Miscellaneous This Agreement constitutes the entire agreement between the parties hereto pertaining to the facts and matters stated herein and supersedes any and all prior understandings, agreements or representations or understandings, whether written or oral, prior to the date hereof. This Agreement and the rights and obligations hereunder shall be construed in all respects in accordance with the internal laws of the State of Oklahoma without reference to the conflict of laws provisions thereof. Should any provision of this Agreement be found or declared or determined by a court of competent jurisdiction to be invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and any such invalid part, term or provision shall be deemed not to be a part of this Agreement. Any litigation concerning this Agreement or the facts or matters described herein shall be brought only in a court of competent jurisdiction in Tulsa County, Tulsa, Oklahoma.

11. Binding Effect This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, officers, directors, agents, attorneys, parents, subsidiaries and affiliates.

EMPLOYEE FURTHER STATES THAT HE HAS CAREFULLY READ THIS DOCUMENT AND KNOWS AND UNDERSTANDS THE CONTENTS HEREOF AND THAT HE SIGNS THIS AGREEMENT AS HIS OWN FREE ACT AND DEED. THE PROVISIONS OF THIS AGREEMENT SHALL BE EFFECTIVE THE DATE ON WHICH EMPLOYEE SIGNS THIS AGREEMENT.

WITNESS:	JOHN DOUGLAS WHISENANT /s/ John Douglas Whisenant

Date signed: February 7, 2005

THE WILLIAMS COMPANIES, INC.

By: /s/ Michael P. Johnson

Title: Senior Vice President & Chief Administrative Officer

Date signed: February 7, 2005

A C K N O W L E D G M E N T

I HEREBY ACKNOWLEDGE that The Williams Companies, Inc., in accordance with the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, informed me in writing that:

(1) I should consult with an attorney before signing the Severance, Release and Restrictive Covenant Agreement (“Release”) which was provided to me today;

(2) I may review the Release for a period of up to twenty-one (21) days prior to signing the Release. If I choose to take less than twenty-one (21) days to review the Release, I do so knowingly, willingly and on advice of counsel.

(3) For a period of seven days following the signing of the Release, I may revoke the Release, and that the Release will not become effective or enforceable until the seven day revocation period has elapsed; and

(4) The sums paid under the Release will not be paid to me until the seven day revocation period has elapsed.

I HEREBY FURTHER ACKNOWLEDGE receipt of this Severance and Release Agreement on the 13th day of January, 2005.

WITNESS:

/s/ Eleanor A. Whisenant

/s/ John Douglas Whisenant